EXHIBIT 99.1

CPI Corp.
news for immediate release                                                                FOR RELEASE  June 7, 2011

FOR FURTHER INFORMATION CONTACT:

NAME	Jane Nelson	FROM	CPI Corp.
ADDRESS	1706 Washington Avenue	CITY	St. Louis
STATE, ZIP	Missouri, 63103	TELEPHONE	(314) 231-1575

CPI CORP. ANNOUNCES 2011 FIRST-QUARTER RESULTS

ST. LOUIS, June 7, 2011 – CPI Corp. (NYSE: CPY) today reported results for the fiscal 2011 first quarter ended April 30, 2011.

●	Fiscal 2011 first-quarter sales declined 7% to $88.6 million from $95.5 million in the prior-year first quarter.
o	First-quarter PictureMe Portrait Studio® brand comparable store sales, described herein, decreased 9% versus the same period last year.
o	First-quarter Sears Portrait Studio brand comparable store sales, described herein, decreased 16% versus the same period last year.
o	Sales from Kiddie Kandids studios contributed $5.9 million, excluding net revenue recognition change, during the 2011 first quarter.

●
Fiscal 2011 first-quarter Adjusted EBITDA declined to $8.8 million from $15.3 million in the prior-year first quarter due to comparable store sales declines, initial dilution from the Bella Pictures® Acquisition (“Bella”) ($1.5 million) and the impact of the late Easter holiday ($1.8 million), offset in part by cost reductions.

●
Adjusted for the late Easter (which shifted GAAP sales of approximately $2.7 million into the 2011 second quarter) and excluding the initial results from Bella, 2011 first-quarter sales declined 5% to $90.4 million and Adjusted EBITDA declined approximately $3.3 million to $12.1 million.

●
Fiscal 2011 first-quarter diluted EPS, affected by the above factors as well as significant other charges and impairments in the quarter ($3.2 million vs. $0.3 million in the prior year period), declined to $0.11 from $0.91 in the prior-year period.  Excluding the effects of Bella, the Easter holiday shift, and other charges and impairments in both periods, diluted EPS declined to $0.78 from $0.94 in the prior-year period.

Commenting on the first quarter, Renato Cataldo, President and Chief Executive Officer said, “As expected, our top line was significantly pressured in the period given continuing economic and industry headwinds and relatively difficult first-quarter sales comparables.  We are, however, pleased with our profit performance, which adjusted for unusual items, held up reasonably well as we continue to drive improved operating efficiencies.”  Continuing, Mr. Cataldo said, “Barring a worsening economic environment, we expect to generate strong year-over-year gains in Adjusted EBITDA in the second half of the year on the strength of identified cost savings ($15 million over the full year), promising new customer acquisition/cross-selling programs, and substantially easier second-half sales comparables.”

Net sales for the first quarter of fiscal 2011 decreased 7% to $88.6 million from the $95.5 million reported in the fiscal 2010 first quarter.  Net sales for the 2011 first quarter were negatively impacted by approximately $2.7 million as a result of the later Easter holiday in the current year (Easter in the 2011 first quarter was three weeks later than in the 2010 first quarter) and positively impacted by net store openings ($5.2 million), foreign currency translation ($0.7 million), Bella sales ($0.9 million) and other items (0.3 million).  Excluding the above impacts, comparable same-store sales decreased approximately 12%.

Net income for the first quarter in fiscal 2011 was $0.7 million, or $0.11 per diluted share, compared with $6.5 million, or $0.91 per diluted share, reported for the first quarter of fiscal 2010.  Earnings in the period were significantly affected by comparable store sales declines, the Easter sales shift, start-up costs and initial dilution associated with the Bella operations, and, especially, other charges and impairments related principally to litigation, severance, and the Bella acquisition.  Adjusted for these items, diluted EPS declined to approximately $0.78 from $0.94 in the prior-year period.  Adjusted EBITDA declined to $8.8 million in the first quarter of 2011 from $15.3 million in the prior-year first quarter.  Excluding impacts of the Bella operations ($1.5 million) and the late Easter holiday ($1.8 million), Adjusted EBITDA in the 2011 first quarter declined approximately $3.3 million to $12.1 million.

Net sales from the Company’s PictureMe Portrait Studio® (PMPS) brand, on a comparable same-store basis, excluding impacts of net revenue recognition change, foreign currency translation and other items totaling ($1.0 million), decreased 9% in the first quarter of 2011 to $49.8 million from $54.9 million in the first quarter of 2010.  The decrease in PMPS sales for the first quarter was the result of a 15% decrease in the number of sittings, offset in part by a 7% increase in average sale per customer sitting.

Net sales from the Company’s Sears Portrait Studio (SPS) brand, on a comparable same-store basis, excluding impacts of store closings, net revenue recognition change and other items totaling ($1.0 million), decreased 16% in the first quarter of 2011 to $34.7 million from $41.1 million in the first quarter of 2010.  The decrease in SPS sales for the first quarter was the result of an 11% decline in the number of sittings and a 5% decline in average sale per customer sitting versus the prior-year quarter.

Net sales from the Company’s Kiddie Kandids studio operations, on a point-of-sale basis excluding the impact of net revenue recognition change, contributed $5.9 million in net sales in the first quarter of 2011.  The Company operates 171 Kiddie Kandids locations as of June 6, 2011 and plans to open an additional 25 locations during fiscal 2011.

The Bella operations contributed approximately $0.9 million in net sales in the first quarter of 2011, a seasonally slow period for weddings and, therefore, revenue recognition.

Cost of sales, excluding depreciation and amortization expense, declined to $6.2 million in the first quarter of fiscal 2011, from $6.5 million in the first quarter of fiscal 2010 primarily due to lower overall production levels, offset in part by incremental costs associated with the Kiddie Kandids and Bella operations which were not incurred in the prior-year period.

Selling, general and administrative (SG&A) expense in the first quarter of 2011 remained approximately flat year-over-year at $73.8 million as the benefits of reduced studio employment, advertising costs and host store commissions were offset by costs incurred in connection with the newly added Kiddie Kandids and Bella operations which increased SG&A costs by $4.4 million and $2.1 million, respectively, in the 2011 first quarter.

Depreciation and amortization expense was $4.0 million in the first quarter of fiscal 2011, compared with $4.5 million in the first quarter of fiscal 2010.  Depreciation expense decreased as a result of the full depreciation of certain digital assets throughout fiscal 2010.

In the first quarter of 2011, the Company recognized $3.2 million in other charges and impairments, compared with $0.3 million in the first quarter of 2010.  The current-quarter charges primarily related to litigation costs, severance, and costs incurred in connection with the Bella Pictures® Acquisition.  The prior-year charges primarily related to lab closures and costs incurred in connection with the Kiddie Kandids asset acquisition.

Interest expense declined $0.6 million in the first quarter of fiscal 2011 to $0.7 million from $1.3 million in the first quarter of fiscal 2010.  The decrease is primarily a result of lower average borrowings and favorable interest rates as a result of the new credit facility.

Capital Structure
As previously announced, the Company has a share repurchase program in place to purchase up to 1.0 million shares through August 2011.  During the first quarter of fiscal 2011, the Company repurchased 52,937 shares of common stock under this program for a total purchase price of $1.1 million.  As of June 6, 2011, the Company has repurchased 377,653 shares of common stock under this program for a total purchase price of $8.3 million.

Preliminary Second-Quarter Net Sales
The Company’s preliminary net sales on a point-of-sale (POS) basis for the first five weeks of the second quarter of fiscal 2011, excluding Bella, declined 9% to $28.6 million from $31.3 million in the same period last year.  On a comparable same-store POS basis, excluding Kiddie Kandids, Bella, foreign currency translation and the benefit of the Easter shift, preliminary net sales for the first five weeks declined approximately 15%, with PMPS and SPS net sales declining 13% and 17%, respectively.

Conference Call/Webcast Information
The Company will host a conference call and audio webcast on Tuesday, June 7, 2011, at 10:00 a.m. Central time to discuss the financial results and provide a Company update.  To participate on the call, please dial 866-730-5762 or 857-350-1586 and reference passcode 80800608 at least five minutes before start time.

The webcast can be accessed on the Company’s own site at http://www.cpicorp.com as well as http://www.earnings.com.  To listen to a live broadcast, please go to these websites at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.  A replay will be available on the above websites as well as by dialing 888-286-8010 or 617-801-6888 and providing passcode 44987179.  The replay will be available through June 21, 2011, by phone and for 30 days on the Internet.

CPI Corp. uses the Investor Relations page of its website at http://www.cpicorp.com to make information available to its investors and the public.  You can sign up to receive e-mail alerts whenever the Company posts new information to the website.

The Company also plans to host its 2011 annual meeting of shareholders on August 10, 2011, starting at 9 a.m. CT.  The annual meeting will be held at the Company's headquarters in St. Louis.  Shareholders of record as of June 16, 2011 will be eligible to participate in the meeting.

About CPI Corp.
For more than 60 years, CPI Corp. (NYSE: CPY) has been dedicated to helping customers conveniently create cherished photography portrait keepsakes that capture a lifetime of memories.  Headquartered in St. Louis, Missouri, CPI Corp. provides portrait photography services at approximately 3,000 locations in the United States, Canada, Mexico and Puerto Rico and offers on location wedding photography and videography services through an extensive network of contract photographers and videographers.  CPI’s conversion to a fully digital format allows its studios and on location business to offer unique posing options, creative photography selections, a wide variety of sizes and an unparalleled assortment of enhancements to customize each portrait – all for an affordable price.

 Forward-Looking Statements
The statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties.  The Company identifies forward-looking statements by using words such as “preliminary,” “plan,” “expect,” “looking ahead,” “anticipate,” “estimate,” “believe,” “should,” “intend” and other similar expressions.  Management wishes to caution the reader that these forward-looking statements, such as the Company’s outlook with respect to the integration of the acquisition of the operating assets and certain liabilities of the Bella Pictures business, portrait studios, net income, future cash requirements, cost savings, compliance with debt covenants, valuation allowances, reserves for charges and impairments, capital expenditures and other similar statements, are only predictions or expectations; actual events or results may differ materially as a result of risks facing the Company.  Such risks include, but are not limited to: the Company's dependence on Walmart, Sears and Toys “R” Us, the approval of the Company’s business practices and operations by Walmart, Sears and Toys “R” Us, the termination, breach, limitation or increase of the Company's expenses by Walmart under the lease and license agreements and Sears and Toys “R” Us under the license agreements, the integration of the Bella Pictures operations into the Company and the continued development and operation of the Bella Pictures business, customer demand for the Company's products and services, the development and operation of the Kiddie Kandids business, the economic recession and resulting decrease in consumer spending, manufacturing interruptions, dependence on certain suppliers, competition, dependence on key personnel, fluctuations in operating results, a significant increase in piracy of the Company's photographs, widespread equipment failure, compliance with debt covenants, restrictions on the Company’s business imposed by agreements governing its debt, implementation of marketing and operating strategies, outcome of litigation and other claims, impact of declines in global equity markets to the pension plan and the impact of foreign currency translation.  The risks described above do not include events that the Company does not currently anticipate or that it currently deems immaterial, which may also affect its results of operations and financial condition.  The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Financial tables to follow.
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CPI CORP.
 CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share amounts)

	12 Weeks	Vs.	12 Weeks

	April 30, 2011		May 1, 2010

Net sales	$88,638		$95,498

Cost and expenses:
Cost of sales (exclusive of depreciation and
amortization shown below)	6,189		6,522
Selling, general and administrative expenses	73,770		73,821
Depreciation and amortization	4,016		4,465
Other charges and impairments	3,177		296
	87,152		85,104

Income from operations	1,486		10,394

Interest expense	668		1,321

Interest income	43		68

Other income, net	106		710

Income from operations before income tax expense	967		9,851

Income tax expense	305		3,311

Net income	662		6,540
Net loss attributable to noncontrolling interest	(85)		-

Net income attributable to CPI Corp.	$747		$6,540

Net income per common share attributable to CPI Corp. - diluted	$0.11		$0.91

Net income per common share attributable to CPI Corp. - basic	$0.11		$0.91

Weighted average number of common and
common equivalent shares outstanding:
Diluted	6,998		7,176

Basic	6,992		7,169

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CPI CORP.
ADDITIONAL CONSOLIDATED OPERATING INFORMATION
(In thousands)

	12 Weeks	Vs.	12 Weeks

	April 30, 2011		May 1, 2010

Capital expenditures	$2,097		$4,791

EBITDA is calculated as follows:
Net income attributable to CPI Corp.	747		6,540
Income tax expense	305		3,311
Interest expense	668		1,321
Depreciation and amortization	4,016		4,465
Other non-cash charges, net	(4)		80

EBITDA (1) & (5)	$5,732		$15,717

Adjusted EBITDA (2)	$8,824		$15,313

EBITDA margin (3)	6.47%		16.46%

Adjusted EBITDA margin (4)	9.96%		16.03%

(1)	EBITDA represents net earnings from continuing operations before interest expense, income taxes, depreciation and amortization and other non-cash charges. EBITDA is included because it is one liquidity measure used by certain investors to determine a company's ability to service its indebtedness. EBITDA is unaffected by the debt and equity structure of the company. EBITDA does not represent cash flow from operations as defined by GAAP, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered an alternative to net income under GAAP for purposes of evaluating the Company's results of operations. EBITDA is not necessarily comparable with similarly-titled measures for other companies.

(2)	Adjusted EBITDA is calculated as follows:

EBITDA	$5,732	$15,717
EBITDA adjustments:
Litigation costs	1,743	-
Kiddie Kandids integration costs	47	200
Severance and related costs	672	-
Bella Pictures Acquisition costs	716	-
Other transition related costs - PCA Acquisition	15	87
Translation gain	(102)	(705)
Other	1	14

Adjusted EBITDA	$8,824	$15,313

(3)	EBITDA margin represents EBITDA, as defined in (1), stated as a percentage of sales.

(4)	Adjusted EBITDA margin represents Adjusted EBITDA, as defined in (2), stated as a percentage of sales.

(5)	As requried by the SEC's Regulation G, a reconciliation of EBITDA, a non-GAAP liquidity measure, with the most directly comparable GAAP liquidity measure, cash flow from continuing operations follows:

	12 Weeks	Vs.	12 Weeks

	April 30, 2011		May 1, 2010

EBITDA	$5,732		$15,717
Income tax expense	(305)		(3,311)
Interest expense	(668)		(1,321)
Adjustments for items not requiring cash:
Deferred income taxes	(406)		2,334
Deferred revenues and related costs	3,502		606
Other, net	(431)		657
Decrease (increase) in current assets	(3,487)		(598)
Increase (decrease) in current liabilities	(461)		(2,985)
Increase (decrease) in current income taxes	(1,318)		755

Cash flows from continuing operations	$2,158		$11,854

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CPI CORP.
CONSOLIDATED BALANCE SHEETS
APRIL 30, 2011 AND MAY 1, 2010
(In thousands)

	April 30, 2011	May 1, 2010

Assets

Current assets:
Cash and cash equivalents	$6,131	$13,674
Other current assets	26,148	33,798
Net property and equipment	34,716	34,159
Intangible assets	59,549	60,583
Other assets	21,597	17,800

Total assets	$148,141	$160,014

Liabilities and stockholders' equity

Current liabilities	$52,039	$53,221
Long-term debt obligations	52,900	54,306
Other liabilities	30,201	35,268
Stockholders' equity	13,001	17,219

Total liabilities and stockholders' equity	$148,141	$160,014

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